                                                       /__/ Employee's Copy
                                                       /__/ Company's Copy

                           AMENDED SERVICES AGREEMENT

To Jonathan J. Ledecky:

    This Agreement, amended as of June 8, 1998, establishes the terms of your continuing employment with U.S. Office Products Company, a Delaware corporation (the "Company"), and replaces your amended and restated employment agreement with the Company dated as of November 4, 1997 (the "1997 Agreement"), as amended. This Agreement is contingent on and subject to the closing of the distributions (the "Distributions") to the Company's stockholders of the stock of Aztec Technology Partners, Inc., Navigant International, Inc., School Speciality, Inc., and Workflow Management, Inc. (the "Spincos"). If the Distributions do not close by September 30, 1998, this Agreement will have no force or effect and your 1997 Agreement will remain in place and in effect. You are resigning from the Board effective as of and contingent on the Distributions.

Duties You agree to serve as a senior consultant to the Company providing strategic business advice and high level acquisition negotiations. In that capacity, you will report to the Company's Board of Directors (the "Board"). The Board can require such reports of your activities on the Company's behalf as it reasonably deems appropriate. It can require your services to the extent consistent with your other contractual employment obligations to Consolidation Capital Corporation ("CCC") and the Spincos, with the specific timing of your services to be mutually agreed. You agree to comply with the Company's generally applicable personnel policies to the extent applicable to a person working on your schedule and consistent with your obligations in this Agreement.

Term The term of this Agreement runs from the day following the effective date of the Distributions (the "Closing Date") through June 30, 2001, unless earlier terminated as provided in this Agreement.

Salary You will receive an annual salary of $48,000 from the Closing Date, payable in accordance with the Company's payroll policies.

Company Your Company options will continue to vest and be exercisable on their

Options current schedules unless and until the Company properly terminates your employment for Cause under this Agreement.

                   The Company will adjust the exercise price of your options consistent with adjustments for substantially all of the other optionholders' options.

                   Your existing Company options will not convert into Spinco options.

                   The Company will accelerate your options if and to the extent that the Company accelerates the exercisability of options for substantially all management optionholders.

                   You waive any claim to participate in any matching or reload program that may apply to other employees of the Company.

                   The unexercised portions of your Company options will expire under their current terms or if, as finally determined by a court, you violate the No Competition provision as it applies to the Company.

                   Disgorging     If a court finds that you violated the No
                   Option         Competition provision, you agree that your
                   Gain           unexercised options are retroactively
                                  forfeited as of the date of the violation and that, if you have exercised the options since the violation began, you will promptly pay the Company any Option Gain, net of any taxes actually paid on the options. For purposes of this Agreement, the "Option Gain" per share you received on exercise of options on or after the violation is

                             Stock     for stock you have sold, the greater
                             Sold      of (i) the spread between closing price
                                       on the date of exercise and the exercise price paid ("Exercise Spread") and (ii) the spread between the price at which you sold the stock and the exercise price paid, and

                             Stock     for stock you have retained, the greater
                             Retained  of (i) Exercise Spread and (ii) the
                                       spread between the closing price on the
                                       date of the court's final determination
                                       and the exercise price paid.

Benefits You are eligible for participation in the Company's generally applicable benefit plans and programs (including its 401(k)
                   Plan) to the extent you satisfy their terms for participation.

Expenses The Company will make available to you, on an as needed and as mutually agreed basis, office space, secretarial assistance, and supplies for the direct performance of your services to the Company. It will pay or reimburse


Amended Services Agreement with Jonathan J. Ledecky             Page 2 of 12

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                   you for reasonable business expenses relating to the
                   direct performance of such services to the Company (including expenses incurred before the date of this Agreement but not previously submitted, as long as you submit the expenses by June 30, 1998), subject to limits to be mutually agreed in advance, upon proper and timely substantiation.

Amended Services Agreement with Jonathan J. Ledecky             Page 3 of 12

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Spinco             You will receive options in the Spincos in consideration for
Compensation       your services as an employee of each Spinco.

                   Option Your Spinco options will cover 7.5% of the outstanding common stock of each Spinco determined as of the Distribution Date (excluding the stock under the Spinco's initial public offering), with no anti-dilution provisions in the event of issuance of additional shares of common stock (other than with respect to stock splits or reverse stock splits).

                   Term Each Spinco option will expire ten years from the Closing Date.

                   Price Each Spinco option will have a per share exercise price equal to the offering price in the initial public offerings for each Spinco or, if no initial public offering commences on the Closing Date, at the fair market value of the Spinco's common stock, as determined under the Spinco's option plan, for the date of the grant.

                   Schedule Each Spinco option will be fully vested when granted, but may not be exercised until the first anniversary of the Closing Date.

                                  Your Spinco options with respect to a
                                  particular Spinco will become exercisable before that first anniversary if and to the extent the relevant Spinco accelerates the options for substantially all management optionholders.

                                  All unexercised portions of Spinco options with respect to a particular Spinco will expire if, as finally determined by a court, you violate the No Competition provision as it applies to the respective Spinco.

                                  If a court finds that you violated the No
                                  Competition provision with respect to a
                                  particular Spinco, you agree that your
                                  unexercised options from that Spinco are retroactively forfeited as of the date of the violation and that, if you have exercised the options from that Spinco since the violation began, you will promptly pay that Spinco any Option Gain, net of any taxes actually paid on the options.

                                  All unexpired options will vest and be
                                  exercisable at your death.

Termination        The Company can terminate your employment under this
                   Agreement only for "cause." "Cause" means your (i) conviction of or guilty or nolo contendere plea to a felony demonstrably and materially injurious to the Company's business, and resulting in a sentence of imprisonment, or (ii), as finally determined by a court, violation of the No Competition provision as it applies to the Company, provided that the Company will give you 10 days to resolve the violation before attempting to invoke this termination provision. For a termination under (ii), you agree to repay any


Amended Services Agreement with Jonathan J. Ledecky             Page 4 of 12
                   salary you received from the Company between the date of the violation and the date of the court's determination.

Severance          If your employment ends because you resign or are properly terminated for cause, you will not receive severance or termination pay, your salary will end, and your Company options will cease vesting. Except to the extent the law or the terms of an applicable plan requires otherwise, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation or to participate in any other plan, arrangement, or benefit, after your termination of employment, other than with respect to your options.

No Competition     The Company hereby releases you, effective for acts or
                   omissions after the Closing Date, from any obligation under your 1997 Agreement to notify the Company regarding corporate opportunities.

                   Consistent with certain of your prior obligations under the 1997 Agreement, you will not, until after the end of the Restricted Period, for any reason whatsoever, directly or indirectly, for yourself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, or business of whatever nature:

                   Competition    (i) engage, as an officer, director,
                                  shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, or advisor, or as a sales representative, in any business (other than an Excluded Business, as defined below) selling any products or services in direct competition with the Company within 100 miles of where the Company or where any of the Company's subsidiaries or affiliates regularly maintains any of its or their offices with employees (the
                                  "Territory"), where "products or services" are determined for this clause with respect to products or services offered on or before January 13, 1998 by the Company and/or any of the Spincos and where the geographic limitation is determined with reference to the applicable entity and its subsidiaries (e.g., competition with respect to a Spinco is determined by reference to the location where that Spinco has an office with employees and not to the locations of others);

                   Employees      (ii) call upon any person who is, at that
                                  time, within the Territory, an employee of the Company (including the respective subsidiaries and/or affiliates thereof) in a managerial capacity for the purpose



Amended Services Agreement with Jonathan J. Ledecky             Page 5 of 12

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                                  or with the intent of enticing such employee
                                  away from or out of the Company's employ
                                  (including the respective subsidiaries and/or affiliates thereof) other than a member of your immediate family; or

                   Customers      (iii) call upon any person or entity that is,
                                  at that time, or that has been, within one year prior to that time, a customer of the Company (including the respective subsidiaries and/or affiliates thereof) within the
                                  Territory for the purpose of soliciting or selling products or services in direct competition with the Company (including the respective subsidiaries and/or affiliates thereof) within the Territory other than on behalf of an Excluded Business.

                                  For purposes of this Agreement, the
                                  "Restricted Period" ends, for the Company and its subsidiaries and affiliates after the Closing Date, on the second anniversary of the Closing Date, and ends, for each Spinco and its subsidiaries and affiliates after the Closing Date, on the later of the second anniversary of the Closing Date and the date one year after you leave employment with the Spinco and its subsidiaries and affiliates.

                                  For purposes of this Agreement, the "Excluded Businesses" are the following

                                       (i) any electrical contracting
                                       business that, at the time of its
                                       creation or acquisition and at all
                                       later times, derives more than 50% of
                                       its revenues from electrical
                                       contracting and maintenance services,
                                       without regard to whether it would
                                       otherwise violate the No Competition
                                       clause because it is also engaged in a
                                       business directly competitive with
                                       Aztec Technology Partners, Inc. or any
                                       of its subsidiaries (together,
                                       "Aztec"), provided that this exclusion
                                       does not permit the business to engage
                                       in any of the lines of business
                                       described under "Consulting and
                                       Engineering Services," "Systems and
                                       Network Design and Implementation
                                       Services" and "Software Development
                                       and Implementation Services" in the
                                       Aztec Form S-1 filed on June 3, 1998
                                       (the "Aztec Specified Businesses")
                                       other than as provided under (ii) or (vi) in the Excluded Businesses;

Amended Services Agreement with Jonathan J. Ledecky             Page 6 of 12

                                       (ii) any business whose revenue from
                                       activities that compete with Aztec and
                                       its subsidiaries, at the time of the
                                       business's creation or acquisition and
                                       at all later times, is less than $15
                                       million per year, provided that this
                                       exclusion does not permit the business
                                       to engage in the Aztec Specified
                                       Businesses other than (i) as provided
                                       under (vi) in the Excluded Businesses
                                       or (ii) through the pending CCC
                                       acquisitions of National Network
                                       Systems in Denver, Colorado and of
                                       Chambers Electronics Communications in
                                       Phoenix, Arizona;

                                       (iii) any business engaged, and only to
                                       the extent it is so engaged, in computer monitoring for facilities management;

                                       (iv) any business engaged, and only to
                                       the extent that it is so engaged, in the business of selling, supplying, or distributing janitorial or sanitary products or services;

                                       (v) any business engaged, and only to
                                       the extent it is so engaged, in the
                                       managing or servicing of office
                                       equipment (other than computers);

                                       (vi) any business engaged, and only to
                                       the extent it is so engaged, in providing internet access services and activities supportive of such services;

                                       (vii) UniCapital Corporation's
                                       business as described in its prospectus
                                       as of the date of this Agreement; and

                                       (viii) U.S. Marketing Services Inc.'s
                                       ("USM") shelf-stocking and merchandising, and point of purchase display creation and incentive marketing businesses, as described in its registration statement filed on the date of this Agreement, so long as you are solely an investor in USM and not an officer, director, or employee of or consultant to, USM; provided however, that your service as a director will not violate the foregoing requirement as long as you cease to be a director no later than the 90th day after the effective date of USM's initial public offering;



Amended Services Agreement with Jonathan J. Ledecky             Page 7 of 12
                                  provided, that in each case you are engaged in such business only in a policy making role and not in the entity's business in a manner that would involve you in direct personal competition with the Company (and its subsidiaries) or the applicable Spinco (and its subsidiaries), provided further that this proviso does not prevent your activities in furtherance of acquisitions of Excluded Businesses, and provided further that you will comply with your fiduciary duties as a director of each of the Spincos in connection with the Excluded Businesses.


                   To the extent permitted by your obligations to the relevant Excluded Business, as an employee and/or director of the Company and each Spinco (or their subsidiaries), you will inform the relevant entity of any opportunities for it associated with any of the Excluded Businesses.

                   In addition to (and not in lieu of) the restriction contained in the Employees clause above, you agree that, during the period that the restrictions contained in this No Competition provision remain in effect, and so long as you are employed by, or otherwise affiliated with, CCC, you will not, directly or indirectly, offer employment with CCC to, or otherwise allow CCC to employ, any person who is employed by the Company or a subsidiary of the Company at the time; or

                        was so employed by the Company or a subsidiary of the Company within one year prior to such time; or

                        provides (or within the prior year provided) substantial service to the Company or a subsidiary of the Company as part of an entity that is or was a vendor or other outside service provider to the Company or any subsidiary; provided, however, that this provision regarding vendors and outside service providers will not apply after the Closing Date. In addition, the Company specifically agrees that you may hire Jackie Scott and Amy Blodgett, notwithstanding anything to the contrary in the 1997 Agreement.

                   Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit you from acquiring capital stock in CCC or any Excluded Business or serving as an officer, director or employee or consultant to CCC, or acquiring as an investment not more than 4.9% of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter, provided that such actions do not otherwise breach your obligations hereunder; and provided further that actions of CCC after you have ceased to be a director, officer, and employee of CCC will not constitute a breach of this covenant despite your continued stock ownership, so long as you are not then directly assisting any competitive actions.

Amended Services Agreement with Jonathan J. Ledecky             Page 8 of 12

                   Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, you agree that the Company may enforce the No Competition provisions by injunctions and restraining orders.

                   You and the Company agree that you will not be in violation of the No Competition provisions by virtue of your investment in or other relationship to the Company, any of the Spincos, or their respective subsidiaries, even if one of those entities engages in direct competition with another. You and the Company agree that CCC's acquisition or retention of Wilson Electric Company, Inc. ("Wilson") and Wilson's engaging in any lines of business in place as of the Closing Date do not violate the No Competition provision.

                   You and the Company agree that the No Competition provisions impose a reasonable restraint on you in light of the Company's activities and business (including the Company's subsidiaries and/or affiliates) on the date of the execution of this Agreement.

                   The Company agrees to consider reasonably and within two weeks of receipt any requests you make for a waiver from the No Competition provisions for a particular acquisition.

                   You and the Company further agree that, if you enter into a business or pursue other activities not in competition with the Company (including the Company's subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate the Competition clause of this No Competition provision, and in any event such new business, activities, or location is not in violation of this No Competition provision or of your obligations under this No Competition provision, if any, you will not be chargeable with a violation of this provision if the Company (including the Company's subsidiaries) shall thereafter enter the same, similar, or a competitive (i) business, (ii) course of activities, or (iii) location, as applicable.

                   The covenants in this No Competition provision are severable and separate, and the unenforceability of any specific covenant does not affect the provisions of any other covenant. Moreover, if any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                   All of the covenants in this No Competition provision shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by you against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the Restricted Period, during which your

Amended Services Agreement with Jonathan J. Ledecky             Page 9 of 12
                   agreements and covenants made in this provision shall be effective, is computed by excluding from such computation any time during which you are in violation of any provision of the No Competition provision.

                   Notwithstanding any of the foregoing, if any applicable law reduces the time period during which you are prohibited from engaging in any competitive activity described in this provision, you agree that the period for prohibition shall be the maximum time permitted by law.

                   You specifically agree that the Company and the Spincos have provided you with sufficient consideration for the enforcement of the No Competition obligations for the Restricted Period and for the assignment of this provision to the Spincos.

                   After the Distributions, you agree that the Company will assign to each Spinco the ability to enforce the noncompetition provisions as to its own business.

Other              The Company acknowledges that you are also employed by CCC
Employment         and the Spincos, and agrees that such dual employment does not breach this Agreement, unless and to the extent that you thereby violate the No Competition provisions.

Return of          All records, designs, patents, business plans, financial
Company            statements, manuals, memoranda, lists and other property
Property           delivered to or compiled by you by or on behalf of the
                   Company (including the respective subsidiaries thereof) or their representatives, vendors, or customers that pertain to the business of the Company (including the respective subsidiaries thereof) shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, you will make reasonably available at the Company's request during business hours all correspondence, reports, records, acquisition materials, charts, advertising materials and other similar data pertaining to the business, activities, or future plans of the Company that you have collected or obtained.

Trade              You agree that you will not, during or after the term of this
Secrets            Agreement with the Company, disclose the specific terms of the Company's (including the respective subsidiaries thereof) relationships or agreements with its or their respective significant vendors or customers or any other significant and material trade secret of the Company (including the respective subsidiaries thereof) whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or


Amended Services Agreement with Jonathan J. Ledecky             Page 10 of 12
                   purpose whatsoever. For CCC or any other businesses with which you are affiliated or in which you are a stockholder, you may reach agreement on comparable terms with significant vendors to the Company, so long as you do not provide copies of or otherwise disclose the specific terms of the Company's relationships or agreements.

Indemnification    If you are made a party to any threatened, pending, or
                   completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against you), by reason of the fact that you are or were performing services under this Agreement or the 1997 Agreement then the Company must indemnify you against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by you in connection therewith to the fullest extent provided by Delaware law and in accordance with the Company's Bylaws. Further, while you are expected at all times to use your best efforts to faithfully discharge your duties under this Agreement, the Company will not hold you liable to itself or its subsidiaries or affiliates for errors or omissions made in good faith where you have not exhibited gross, willful, or wanton negligence or misconduct or performed criminal or fraudulent acts that materially damage the business of the Company; provided, however, that this sentence shall not apply to acts or omissions between the effective date of the 1997 Agreement and the Closing
                   Date.

No Prior           You hereby represent and warrant to the Company that your
Agreements         execution of this Agreement, your services to the Company, and the performance of your agreements hereunder will not violate or be a breach of any agreement with a former or current employer, client, or any other person or entity.
                   Further, you agree to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention, or secrecy agreement between you and such third party that was in existence as of the date of this Agreement.

Complete           This Agreement is not a promise of future employment. You
Agreements         have no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and you with respect to all the terms of this Agreement, and it

Amended Services Agreement with Jonathan J. Ledecky            Page 11 of 12
                   cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and you, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

Notice Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                   To the Company: U.S. Office Products Company
                                   1025 Thomas Jefferson Street, N.W.
                                   Suite 600 East
                                   Washington, D.C. 20007
                                   Attention: General Counsel

                   To Employee:    Jonathan J. Ledecky
                                   1400 34th St.,  N.W.
                                   Washington, D.C.  20007

                   Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Notice provision.

Severability       If any portion of this Agreement is held invalid or
                   inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the comparable provisions in the No Competition provision.

Governing Law      This Agreement shall in all respects be construed according to the laws of the State of Delaware, other than those relating to conflicts of laws. Any decision as to breaches of this Agreement or any provision herein shall be made pursuant to a final, nonappealable decision of a court.

Binding Effect     This Agreement binds and benefits the Company and each of the
and Assignment     Spincos, each of their respective successors or assigns, and your heirs and the personal representatives of your estate.
                   Without the Company's prior written consent, you may not assign or delegate this Agreement or any or


Amended Services Agreement with Jonathan J. Ledecky            Page 12 of 12
                   all rights, duties, obligations, or interests under it. You specifically agree that the Company may assign its rights under No Competition, in whole or in part, to each Spinco with respect to such Spinco's business.

Superseding        Contingent upon the Closing and effective only in that event,
Effect             this Agreement supersedes any prior oral or written
                   employment or severance agreements between you and the Company (including specifically your 1997 Agreement
                   (including but not limited to its Change of Control provisions) but specifically excluding your options to purchase Company stock). Contingent upon the Closing and effective only in that event, the 1997 Agreement will terminate as of the Closing Date. Except as set forth above, this Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

Negotiated         You agree that you have consulted with counsel of your own
Agreement          selection and have negotiated the terms of this Agreement
                   with the Company. You and the Company agree that this Agreement should not be construed against either party as the "drafter."

                          U.S. OFFICE PRODUCTS COMPANY

Date:                     By:
     --------------------    -----------------------------------
                             Thomas Morgan
                             President and Chief Executive Officer



I agree to and accept these terms:

Date:
     --------------------    -----------------------------------
                             Jonathan J. Ledecky


Amended Services Agreement with Jonathan J. Ledecky             Page 13 of 12